UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2003

Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 N. College, Suite 200, Tyler, Texas 75702

(Address of principal executive offices and zip code)

(903) 595-8800

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Item 4. Changes in Company’s Certifying Accountant

On September 19, 2003, Teletouch Communications, Inc., a Delaware Corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Filing”) to announce the change in its certifying accountants. The Original Filing is incorporated herein in its entirety by this reference.

This amendment to the Original Filing is filed to (1) amend the Regulation S-K Item 304(a)(1)(iv) disclosure contained therein to cover the interim period (the “Interim Period”) from the date of the Company’s last audited financial statements to the date of the cessation of the client-auditor relationship between the Company and Ernst & Young LLP, the Company’s former independent accountants (“E&Y”), and (2) include a letter from E&Y to the Securities and Exchange Commission regarding E&Y’s concurrence or disagreement with the amended Item 304(a)(1)(iv) disclosure amended hereby.

The E&Y audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the years ended May 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Further, in connection with the audits of the two fiscal years ended May 31, 2003 and 2002 and the Interim Period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Additionally, in connection with the audits of the two fiscal years ended May 31, 2003 and 2002 and the Interim Period, there were no reportable events (as defined in Item 304(a)(1)(v)).

The Company has provided E&Y with a copy of this amended Current Report on Form 8-K/A and has requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter from E&Y is filed as Exhibit 16.2 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

16.2 Letter from E&Y dated October 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2003	By:	/s/ J. Kernan Crotty
Name: J. Kernan Crotty Title: Chief Financial Officer and President